Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 10, 2004, in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-109054) of Tempur-Pedic International Inc. and Subsidiaries.

ERNST & YOUNG LLP

Louisville, Kentucky

April 5, 2004